EXHIBIT 5.1
                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 405 PARK AVENUE
                          NEW YORK, NEW YORK 10022-4405
                                  212-838-1177
                                FAX 212-838-9190

                                October 16, 2003

AdStar, Inc.
4553 Glencoe Avenue
Suite 325
Marina del Rey, California 90292

                     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to AdStar, Inc., a Delaware corporation ("AdStar"), in connection with the preparation of a registration statement on Form S-3 (the "registration statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the sale by the selling stockholders of up to 1,832,602 shares of common stock, par value $.0001 per share (the "common stock"), of AdStar.

      In this regard, we have reviewed the Certificate of Incorporation of AdStar, as amended, resolutions adopted by AdStar's Board of Directors, the registration statement, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing we are of the opinion that:

      Each share of common stock included in the registration statement has been duly authorized for issuance and is now, or when issued upon exercise of or pursuant to the terms of the instruments which they underlie will be, legally issued, fully paid and non-assessable.

      Members of Morse, Zelnick, Rose & Lander, LLP own, in the aggregate, the following securities: warrants to purchase 100,000 shares of AdStar common stock, all of which are currently exercisable; and options to purchase 50,000 shares of AdStar common stock. Stephen A. Zelnick, Esq., a member of Morse, Zelnick, Rose & Lander, LLP, serves as a director of AdStar.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement and to the reference to our Firm in the related prospectus under the heading "Legal Matters.". In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                         Very truly yours,


                                         /s/ Morse, Zelnick, Rose & Lander, LLP
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                                         Morse, Zelnick, Rose & Lander, LLP